UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2018

LMP Capital and Income Fund Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	811-21467 (Commission File Number)	47-0936930 (I.R.S. Employer Identification No.)

620 Eighth Avenue, New York, NY (Address of principal executive offices)	10018 (Zip Code)

(888) 777-0102

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2019, LMP Capital and Income Fund Inc. (the “Fund”) issued a press release, the text of which is attached hereto as Exhibit 99.1, announcing the appointment of Nisha Kumar as a director of each of the closed-end funds advised by Legg Mason Partners Fund Advisors, LLC, effective January 1, 2019, and announcing the retirement of Dr. Riordan Roett and Leslie H. Gelb as directors of each respective closed-end fund, effective December 31, 2018. Ms. Kumar will serve as a member of the Fund’s Audit, Nominating, Compensation, Pricing and Valuation Committees.

Ms. Kumar has been a Managing Director and the Chief Financial Officer and Chief Compliance Officer of Greenbriar Equity Group, LP since 2011. She was previously Chief Financial Officer and Chief Administrative Officer of Rent the Runway, Inc. during 2011. From 2007 to 2009, Ms. Kumar served as Executive Vice President and Chief Financial Officer of AOL LLC, a subsidiary of Time Warner Inc. Ms. Kumar is a member of the Council on Foreign Relations.

The information disclosed under this Item 5.02, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under Section 18 and shall not be deemed to be incorporated by reference into any filing of the Fund under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release of the Fund dated January 2, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Fund has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 2, 2019	LMP Capital and Income Fund Inc.

/s/ George P. Hoyt
Name: George P. Hoyt
Title: Assistant Secretary

[Signature Page to Form 8-K]